UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2010
Citizens First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32041	38-3573852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 Water Street, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective July 29, 2010, the following persons resigned from the Company’s Board of Directors:
Walid Demashkieh, M.D.;
Janice U. Whipple, J.D.;
Ronald W. Cooley;
Daniel G. Lockwood; and
Dan L. DeGrow,
     At this time, Marshall J. Campbell is the only remaining individual serving on the Company’s Board of Directors.

Item 8.01	Other Events
     Effective July 29, 2010, the Company made an elective disaffiliation pursuant to Internal Revenue Service Reg. 1.597-4(g) under the Internal Revenue Code, which election operates to exclude Citizens First Savings Bank and any of its directly held subsidiaries from the Company’s affiliated group for income tax purposes.
     As the direct owner of all of the capital stock of the Bank, the Company is entitled to the net recoveries, if any, following the liquidation or sale of the Bank or its assets by the FDIC in its capacity as receiver. However, as previously reported in its Current Report on Form 8-K filed on May 6, 2010, the Company does not believe that any recovery will be realized. Accordingly, the Company continues to believe its common stock is likely to be of no value.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2010	Citizens First Bancorp, Inc.
	By:	/s/ Marshall J. Campbell
Marshall J. Campbell
Chairman, President and Chief Executive Officer